Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 10/A of our report dated March 30, 2010 relating to the consolidated financial statements of Titan Pharmaceuticals, Inc. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

March 30, 2010